UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2008

THE AMACORE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1211 North Westshore Boulevard, Suite 512, Tampa Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 289-5552

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2008, The Amacore Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”) for the purchase by Vicis of (a) 400 shares (the “Shares”) of the Company’s Series H Convertible Preferred Stock, par value $.001 per share (“Series H Preferred Stock”) convertible into the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) at an initial price of $5.00 per share, and (b) a warrant to acquire 45,000,000 shares of the Company’s Class A Common Stock, exercisable for five years at an exercise price (the “Warrant Price”) of $0.375 per share, subject to certain adjustments described below (the “Warrant”), for an aggregate cash purchase price of $4,000,000 (the “Purchase Price”).  As set forth in Item 5.03 below, shares of Series H Preferred Stock are convertible into shares of the Company’s Class A Common Stock and have rights and preferences senior to certain other classes and series of the Company’s capital stock.  The Purchase Agreement contains customary representations and warranties and indemnification provisions in favor of Vicis.  The disclosure under Item 5.03 below is incorporated herein by reference.

The Purchase Agreement also provides that at any time prior to 4:00 p.m. EDT on September 2, 2008 and upon five (5) days prior written notice, the Company may repurchase up to 90% of the Shares and up to an equal percentage of the Warrant for an aggregate purchase price in cash equal to the Purchase Price.

As a result of this transaction, Vicis owns 400 shares of Series H Preferred Stock.  In addition, Vicis owns an aggregate of 1,200 shares of the Company’s Series G Convertible Preferred Stock, 694.6 shares of the Company’s Series D Convertible Preferred Stock and 139 shares of the Company’s Series E Convertible Preferred Stock.  In addition, Vicis owns warrants to acquire 400,000 shares of the Company’s Class A Common Stock at an exercise price of $2.40 per share and, as a result of this transaction (assuming the issuance of the Warrant), warrants to acquire 112,500,000 shares of the Company’s Class A Common Stock at an exercise price of $0.375 per share.

In connection with the Purchase Agreement, the Company and Vicis also entered into a Warrant Agreement (the “Warrant Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) each dated as of June 2, 2008.

Pursuant to the Warrant Agreement, the Warrant Price is subject to adjustment for certain events, including the payment of a dividend payable in capital stock of the Company, any stock split, combination, or reclassification and certain issuances of Class A Common Stock or securities convertible into or exercisable for Class A Common Stock at a price per share or conversion price less than the then applicable Warrant Price.  In the event of certain corporate changes, including any consolidation or merger in which the Company is not the surviving entity, sale or transfer of all or substantially all of the Company’s assets, certain share exchanges and certain distributions of property or assets to the holders of Class A Common Stock, the holder of the Warrant shall have the right to receive upon exercise such securities and/or other property as would have been issued or payable as a result of such corporate change with respect to or in exchange for the Class A Common Stock issuable upon exercise of the Warrant.

The Registration Rights Agreement provides Vicis certain “piggyback” registration rights with respect to the shares of Class A Common Stock or other Company securities into which the Shares and Warrant may be converted.

The foregoing disclosure is qualified in its entirety by reference to the Agreement, Warrant Agreement and Registration Rights Agreement filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference.  The Shares and Warrant referenced in Item 1.01 were offered and sold to Vicis in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company based such reliance on certain representations made by Vicis to the Company including that Vicis is an accredited investor as defined in Rule 501 of Regulation D.

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On June 3, 2008, the Company filed a Certificate of Designation of Series H Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State designating 400 shares of Series H Convertible Preferred Stock (the “Series H Preferred Stock”), par value $0.001 per share, with a stated value of $10,000 per share (“Stated Value”).

Rank.  With respect to the distribution of assets upon liquidation, dissolution or winding up: The Series H Preferred Stock ranks (i) prior to all classes of the Company’s common stock; (ii) prior to all other series of the Company’s previously authorized preferred stock; (iii) prior to any class or series of capital stock of the Company created after the designation of the Series H Preferred Stock which does not, by its terms, rank senior to or  pari passu with the Series H Preferred Stock (each a “Junior Security”).  The Series H Preferred Stock ranks  pari passu with the Company’s Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and  Series G Convertible Preferred Stock and any class or series of capital stock of the Company created after the designation of the Series H Preferred Stock that, by its terms, ranks on parity with the Series H Preferred Stock.  The Series H Preferred Stock ranks junior to any class or series of capital stock of the Company created after the designation of the Series H Preferred Stock that, by its terms, ranks senior to the Series H Preferred Stock (“Senior Securities”).

Cumulative Preferred Dividends.  Prior to payment of any dividend to the holders of any Junior Security, holders of Series H Preferred Stock are entitled to receive cumulative dividends payable on the Stated Value of the Series H Preferred Stock at a rate of 6% per annum.  Subject to certain limitations, dividends are payable quarterly.  Unpaid accumulated dividends accrue interest at a rate of 6% per annum.

Liquidation Rights.  In the event of a liquidation, dissolution or winding up of the Company, before any distribution is made to the holders of any Junior Security, the holders of shares of Series H Preferred Stock are entitled to be paid out of the assets of the Company an amount equal to the Stated Value plus the aggregate amount of any accumulated, but unpaid, dividends declared with respect to the Series H Preferred Stock.

Voting Rights.  Except as otherwise required by law, holders of Series H Preferred Stock do not have voting rights.

Optional Conversion.  Each share of Series H Preferred Stock is convertible at any time, at the option of the holder, into that number of shares of Class A Common Stock equal to the Stated Value divided by $5.00 (the “Conversion Price”).  The Conversion Price is subject to adjustment for certain events, including the payment of a dividend payable in capital stock of the Company, any stock split, combination, or reclassification and certain issuances of Class A Common Stock or securities convertible into or exercisable for Class A Common Stock at a price per share or conversion price less than the then applicable Conversion Price.  In the event of certain corporate changes, including any consolidation or merger in which the Company is not the surviving entity, sale or transfer of all or substantially all of the Company’s assets, certain share exchanges and certain distributions of property or assets to the holders of Class A Common Stock, the holders of the Series H Preferred Stock have the right to receive upon conversion, in lieu of shares of Class A Common Stock otherwise issuable, such securities and/or other property as would have been issued or payable as a result of such corporate change with respect to or in exchange for the Class A Common Stock issuable upon conversion of the Series H Preferred Stock.  In addition, if on November 7, 2009 of the issuance of Series H Preferred Stock, the applicable Conversion Price is less than the Current Market Price (as such term is defined in the Amended Certificate of Designation), then the Conversion Price shall be reduced to such Current Market Price (provided that the Current Market Price shall never be less than $0.01).

Mandatory Conversion.  If on July 15, 2011any share of Series H Preferred Stock remains outstanding and a registration statement covering the resale of all of the Class A Common Stock underlying the Series H Preferred Stock is effective and has been effective for 90 days prior to such date, the Company must convert each share of the Series H Preferred Stock into Class A Common Stock at the then applicable Conversion Price.

Optional Redemption.  If the Conversion Price is reduced below $1.50 as a result of an adjustment on the second anniversary of issuance, the Company may, within ten (10) days after the second anniversary of the issuance date of the Series H Preferred Stock, elect to redeem all, but not less than all, of the outstanding Series H Preferred Stock by paying cash in exchange for each share to be redeemed in an amount equal to 150% of the Stated Value, less all dividends paid thereon.

Required Holder Approval.  So long as any shares of Series H Preferred Stock are outstanding, the Company may not, without the prior approval (by vote or written consent) of the holders of a majority of the then outstanding  shares of Series H Preferred Stock: (i) amend the rights, preferences or privileges of the Series H Preferred Stock; (ii) amend or waive any provision of the Company’s Certificate of Incorporation, as amended, in a way that would alter the rights, preferences or privileges of the Series H Preferred Stock; (iii) create any Senior Securities; or (iv) enter into any agreement with respect to the foregoing clauses (i) through (iii).

The foregoing description of the Series H Preferred Stock is qualified in its entirety by reference to the Amended Certificate of Designation filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Series H Convertible Preferred Stock filed with the Delaware Secretary of State on June 3, 2008.
10.1	Securities Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated June 2, 2008.
10.2	Warrant Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated June 2, 2008.
10.3	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMACORE GROUP, INC.

Date: June 6, 2008	By:	/s/ Giuseppe Crisafi
Name: Giuseppe Crisafi
Title: Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designation of Series H Convertible Preferred Stock filed with the Delaware Secretary of State on June 3, 2008.
10.1	Securities Purchase Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated June 2, 2008.
10.2	Warrant Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated June 2, 2008.
10.3	Registration Rights Agreement by and between The Amacore Group, Inc. and Vicis Capital Master Fund dated June 2, 2008.

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